First Quarter 2026 Earnings Review United Bankshares, Inc. (UBSI) April 23, 2026 Exhibit 99.2

This presentation and statements made by United Bankshares, Inc. (“UBSI”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) projections of income, expenses, provision expense, capital structure and other financial information; (ii) UBSI’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of UBSI and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of UBSI. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the trade and tariff policies; (2) general competitive, economic, political and market conditions and other factors that may affect future results of UBSI, including changes in asset quality and credit risk; the economic impact of oil and gas prices; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (4) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (5) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of UBSI’s systems and those of our customers or third-party providers; (6) competitive pressures on product pricing and services; (7) success, impact, and timing of UBSI’s business strategies, including market acceptance of any new products or services; (8) volatility and disruptions in global capital and credit markets; (9) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (10) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (11) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (12) the risks of fluctuations in market prices for UBSI common stock that may or may not reflect economic condition or performance of UBSI; (13) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; and (14) other factors that may affect future results of UBSI, as disclosed in UBSI’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by UBSI with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements. UBSI cautions that the foregoing list of factors is not exclusive. UBSI does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. FORWARD LOOKING STATEMENTS

Achieved Net Income of $124.2 million and Diluted Earnings Per Share of $0.89 Generated Return on Average Assets of 1.49%, Return on Average Shareholders' Equity of 9.08%, and Return on Average Tangible Common Equity* of 14.40% Returned capital through $53 million of common dividends and $69 million of share repurchases (repurchased 1.7 million shares during 1Q26) Net Interest Income was $282.5 million and Net Interest Margin (FTE) remained solid at 3.80% Consistently ranked as one of the most trustworthy banks in America by Newsweek (ranked in the top 10 each year, including #1 in 2023) Quarterly dividend of $0.38 per share equates to a yield of ~3.5% (based upon recent prices). United has increased dividends to shareholders for 52 consecutive years Asset quality remains sound with Non-Performing Assets to Total Assets of 0.34% Strong expense control with an efficiency ratio of 48.27% Capital position remains robust and liquidity remains sound 1Q26 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $124.2 million in 1Q26 compared to $128.8 million in 4Q25, with diluted EPS of $0.89 in 1Q26 compared to $0.91 in 4Q25. Net Interest Income decreased $4.9 million. Acquired loan accretion income decreased $1.0 million. The interest rate spread increased 2 basis points primarily due to a lower average rate paid on interest-bearing deposits partially offset by a lower yield on average earning assets. Provision Expense was $7.8 million in 1Q26 compared to $6.8 million in 4Q25. Noninterest Income increased $3.1 million compared to 4Q25. 1Q26 included net gains on investment securities of $2.3 million primarily due to gains on sales of equity securities as compared to net losses on investment securities of $0.2 million in 4Q25. 1Q26 also included an increase in fees from brokerage services of $1.4 million. Noninterest Expense increased $1.1 million compared to 4Q25 driven by an increase of $3.0 million in employee benefits and an increase of $1.1 million in FDIC insurance expense, partially offset by a $1.1 million decrease in data processing and smaller decreases in several other categories of noninterest expense. The effective tax rate increased from 19.4% in 4Q25 to 20.4% in 1Q26. The effective tax rate for 4Q25 reflected the impact of provision to return adjustments. EARNINGS SUMMARY

*Non-GAAP measure. Refer to appendix. Strong profitability and expense control PERFORMANCE RATIOS 1Q25 was impacted by pre-tax merger related expenses of $30.0 million. 3Q25 was impacted by net gains on investment securities of $10.4 million primarily due to unrealized fair value gains on equity securities.

NET INTEREST INCOME AND MARGIN



Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
1Q25
2Q25
3Q25
4Q25
1Q26
Net Loans
Investment Securities
Interest-Bearing Deposits



Net Interest Income & Net Interest Margin
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	1Q25	2Q25	3Q25	4Q25	1Q26
Loan PA Accretion	6.0	11.8	7.5	8.5	7.5
Net Interest Income (FTE), excluding loan accretion	254.8	263.6	273.4	279.8	275.8
Net Interest Margin (FTE)	3.69%	3.81%	3.80%	3.83%	3.80%

$ in millions

- Reported Net Interest Margin decreased from 3.83% to 3.80% LQ.
- Linked-quarter Net Interest Income (FTE) decreased $5.0 million. Acquired loan accretion income decreased $1.0 million. The interest rate spread increased 2 basis points primarily due to a lower average rate paid on interest-bearing deposits partially offset by a lower yield on average earning assets.
- Approximately ~50% of the loan portfolio is fixed rate and ~50% is adjustable rate, while ~39% of the total portfolio is projected to reprice within the next 3 months.
- ~10% of the securities portfolio is floating rate. Securities balances of approximately ~$583 million with an average yield of ~3.8% are projected to roll off during the remainder of FY 2026. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 3.8 years.
- Time deposits have an average maturity of ~5 months. Approximately ~13% of total deposits have interest rates tied to a floating rate index.
- Scheduled purchase accounting loan accretion is estimated at ~$12 million for the remainder of FY 2026 and ~$11 million for FY 2027.

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UNITED BANKSHARES, INC.

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$23,874
$24,061
$24,531
$24,721
$24,875
1Q25
2Q25
3Q25
4Q25
1Q26

$ in millions



Non Owner Occupied CRE
Industrial 6%
Other 7%
Retail 15%
Self Storage 6%
Special Purpose 6%
Multifamily 29%
Office 8%
Mixed Use 6%

($ in millions)		1Q26	% of Total		LQ Change
Owner Occupied CRE	$	2,140	8.6%	$	(6)
Non Owner Occupied CRE	$	8,547	34.4%	$	203
Commercial	$	3,759	15.1%	$	(26)
Residential Real Estate	$	6,115	24.6%	$	17
Construction & Land Dev.	$	3,542	14.2%	$	(29)
Bankcard	$	9	0.0%	$	(0)
Consumer	$	763	3.1%	$	(5)
Total Gross Loans	$	24,875	100.0%	$	154

- Linked-Quarter loan balances increased $154 million driven by Non Owner Occupied CRE loans.
- Non Owner Occupied CRE to Total Risk Based Capital was ~294% at 1Q26. CRE portfolio remains diversified among underlying collateral types.
- Non Owner Occupied Office loans total ~$0.7 billion (~2.9% of total loans). The Top 60 Office loans make up ~76% of total Non Owner Occupied Office balances. The weighted average LTV at origination for the Top 60 was ~59%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~764.
- Fixed rate loans maturing within 12 months total ~$2.3 billion at a weighted average rate of ~5.1%. Fixed rate loans maturing within 13-24 months total ~$1.5 billion at a weighted average rate of ~5.6%.
- Total purchase accounting-related fair value discount on loans was ~$49 million as of 3/31/26.

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UNITED BANKSHARES, INC.

LOAN PORTFOLIO GEOGRAPHIC DETAILS

Diversified portfolio with strong underwriting practices and ongoing monitoring

Total Loans		Loan Segments					
	Total Loans	CRE NOO	CRE OO	C&D	C&I	Residential Real Estate	Other Consumer
Total Loans ($ Billions)	24.9	8.5	2.1	3.5	3.8	6.1	0.8
% of Total Loans	*100%*	*34%*	*9%*	*14%*	*15%*	*25%*	*3%*
Geographic location							
Southeast	44%	46%	52%	71%	16%	41%	13%
Metro DC / Baltimore	35%	40%	24%	19%	33%	44%	18%
WV / OH / PA / Shenandoah Valley	18%	12%	22%	7%	42%	13%	56%
Other	3%	2%	2%	3%	9%	2%	13%
Total	100%	100%	100%	100%	100%	100%	100%


Pennsylvania
Maryland
Delaware
West Virginia
Kentucky
Virginia
North Carolina
South Carolina
Georgia
Florida
Shading indicates areas with outstanding loans. Color coding represents the geographies noted in the table.
Indicates United office location

Select Portfolio Details:

- Total NOO Office loans represent $0.7 billion, or only ~2.9% of total loans, with ~51% located in the Washington DC MSA and zero exposure to the CBD of Washington DC. The ALLL associated with the NOO Office portfolio was $54.1 million (7.5% of total NOO Office loans) at 3/31/26.
- C&I Government Contracting loans represent only ~0.6% of total loans. Our Government Contracting loans are concentrated in blue-chip companies with the top 3 borrowers comprising ~74% of the portfolio with credit ratings of BB+ or better.
- Total Residential Real Estate loans have an overall weighted average FICO of ~762, with a weighted average FICO of ~767 in the Washington DC MSA. The Washington DC MSA continues to be impacted by a lack of single-family housing inventory supply.
- Loans to Nondepository Financial Institutions (NDFIs) total $0.3 billion, or only ~1.3% of total loans. The balances are comprised of loans to Real Estate Investment Trusts, or REITs (~57%); mortgage warehouse (~33%); and other (~10%).

8

*Data as of 3/31/26; Geographic locations based on collateral address, if applicable, or originating office location.

UNITED BANKSHARES, INC.

End of Period Balances (000s) 12/31/25 3/31/26 Non-Accrual Loans $96,492 $91,170 90-Day Past Due Loans $4,974 $11,664 Total Non-performing Loans $101,466 $102,834 Other Real Estate Owned $8,857 $10,390 Total Non-performing Assets $110,323 $113,224 Non-performing Loans / Loans 0.41% 0.41% Non-performing Assets / Total Assets 0.33% 0.34% Annualized Net Charge-offs / Average Loans 0.15% 0.09% Allowance for Loan & Lease Losses (ALLL) $297,518 $299,599 ALLL / Loans, net of unearned income 1.20% 1.20% Allowance for Credit Losses (ACL)* $332,593 $336,646 ACL / Loans, net of unearned income 1.35% 1.35% NPAs were $113.2 million at 3/31/26 compared to $110.3 million at 12/31/25 with the ratio of NPAs to Total Assets increasing from 0.33% to 0.34%. 30-89 Day Past Due loans were 0.25% of total loans at 3/31/26 compared to 0.22% at 12/31/25. ALLL as a percentage of Total Loans was flat compared to 12/31/25 at 1.20%. *ACL is comprised of ALLL and the reserve for lending-related commitments CREDIT QUALITY

Strong core deposit base with 24% of deposits in Non Interest Bearing accounts. LQ deposits increased $60 million driven by Money Market Accounts. Cumulative interest bearing deposit beta of ~49% and total deposit beta of ~34% since 3Q24. Enviable deposit franchise with an attractive mix of both high growth MSAs and stable, rural markets with a strong deposit base. $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY Top 10 MSAs by Deposits* (as of 6/30/25) MSA Total Deposits In MSA ($000) Number of Branches Rank Washington, DC 10,482,772 57 7 Morgantown, WV 1,568,631 6 1 Charleston, WV 1,501,472 5 2 Atlanta, GA 1,312,956 11 17 Richmond, VA 818,435 13 9 Parkersburg, WV 754,627 4 1 Hagerstown, MD 728,404 6 2 Myrtle Beach, SC 653,612 7 9 Charlotte, NC 652,696 7 17 Wheeling, WV 541,685 6 2

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

Deposit Account Details ($ in millions)	End of Period Ratios / Values	
	3/31/26	% of Total Deposits
Estimated Uninsured Deposits (less affiliate and collateralized deposits)	$8,638	32%
Estimated Insured/Collateralized Deposits	$18,483	68%
Total Deposits	$27,121	100%

- Liquidity remains strong with a granular deposit base and geographic diversification.
- Average deposit account size is ~$38 thousand with >700 thousand total deposit accounts.
- Estimated uninsured/uncollateralized deposits were flat compared to 12/31/25 at 32% of total deposits.

Available Liquidity ($ in millions)	3/31/26
Cash & Cash Equivalents	$2,305
Unpledged AFS Securities	$1,170
Available FHLB Borrowing Capacity	$4,893
Available FRB Discount Window Borrowing Capacity	$4,585
Subtotal	$12,953
Additional FHLB Capacity (with delivery of collateral)	$4,342
Additional Brokered Deposit Capacity (based on internal policy)	$4,787
Total Liquidity*	$22,082

*Does not include other sources of liquidity such as Fed Funds Lines, additional Reciprocal Deposit capacity, etc.

11

UNITED BANKSHARES, INC.

End of Period Ratios / Values 12/31/25 3/31/26** Common Equity Tier 1 Ratio 13.4% 13.3% Tier 1 Capital Ratio 13.4% 13.3% Total Risk Based Capital Ratio 15.7% 15.5% Leverage Ratio 11.3% 11.2% Total Shareholders' Equity to Total Assets 16.3% 16.3% *Tangible Common Equity to Tangible Assets (non-GAAP) 10.9% 10.9% Book Value Per Share $39.29 $39.65 *Tangible Book Value Per Share (non-GAAP) $24.63 $24.84 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United repurchased 1.7 million common shares during 1Q26 for $69.4 million as compared to 1.3 million common shares during 4Q25 for $47.5 million. From 04/01/26 through 04/22/26, United repurchased 633 thousand common shares for $26.8 million. As of 04/22/26, there were 2.4 million shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Select guidance is being provided for 2026. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan and deposit growth rates to be in the mid single digits for the remainder of 2026 (annualized). Loan pipelines remain relatively strong. Expect investment portfolio balances to increase by low to mid single digits for the remainder of 2026 (annualized). Net Interest Income: Net interest income (non-FTE) expected to be in the range of $1.15 billion to $1.17 billion for 2026 (assumes no rate cuts in 2026). Loan purchase accounting accretion is currently estimated at ~$26 million for FY 2026 (includes scheduled and estimated accelerated accretion). Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect our credit performance to outperform the industry. Current planning assumption for provision expense is $36 million for FY 2026. Non Interest Income: Expect non interest income to be in the range of $125 million to $135 million for 2026. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $615 million to $630 million for 2026. Effective Tax Rate: Estimated at approximately ~21.0%. Capital: Expect to be active in the buyback in 2026 (market dependent). United’s capital position remains robust. 2026 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a strong deposit base Consistently high-performing company with a culture of disciplined risk management and expense control 52 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of ~12.6x (based upon median 2026 street consensus estimate of $3.50 per Bloomberg) INVESTMENT THESIS

Source: S&P Capital IQ Pro; Company filings DEMONSTRATED HISTORY OF SUCCESSFUL ACQUISITIONS Closed on 1/10/25

APPENDIX

(dollars in thousands) 1Q25 2Q25 3Q25 4Q25 1Q26 (1) Return on Average Tangible Common Equity (A) Net Income (GAAP) $84,306 $120,721 $130,748 $128,828 $124,200 (B) Number of Days in the Quarter 90 91 92 92 90 Average Total Shareholders' Equity (GAAP) $5,283,542 $5,351,140 $5,413,460 $5,492,008 $5,549,114 Less: Average Total Intangibles (2,060,975) (2,049,504) (2,055,082)) (2,052,648) (2,050,468) (C) Average Tangible Common Equity (non-GAAP) $3,222,567 $3,301,636 $3,358,378 $3,439,360 $3,498,646   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Common Equity (non-GAAP) 10.61% 14.67% 15.45% 14.86% 14.40%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   12/31/2025 3/31/2026     (2) Tangible Common Equity to Tangible Assets     Total Assets (GAAP) $ 33,660,281 $ 33,705,380   Less: Total Intangibles (GAAP) (2,051,115) (2,049,277)     Tangible Assets (non-GAAP) $ 31,609,166 $ 31,656,103         Total Shareholders' Equity (GAAP)     $ 5,495,983 $ 5,488,126     Less: Total Intangibles (GAAP)     (2,051,115) (2,049,277)   Tangible Common Equity (non-GAAP)     $ 3,444,868 $ 3,438,849   Tangible Common Equity to Tangible Assets (non-GAAP)     10.9% 10.9%               (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 5,495,983 $ 5,488,126   Less: Total Intangibles (GAAP) (2,051,115) (2,049,277)   Tangible Common Equity (non-GAAP) $ 3,444,868 $ 3,438,849   ÷ EOP Shares Outstanding (Net of Treasury Stock) 139,880,247 138,431,009   Tangible Book Value Per Share (non-GAAP) $24.63 $24.84             RECONCILIATION OF NON-GAAP ITEMS (CONT.)